As filed with the Securities and Exchange Commission on June 5, 1998. Registration No. 333-____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ----------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ----------------

                                 INTERLEAF, INC.
             (Exact name of registrant as specified in its charter)

                                 ----------------

                                  Massachusetts
                         -------------------------------
                         (State or other jurisdiction of
                         incorporation or organization)

                                   04-2729042
                      ------------------------------------
                      (IRS Employer Identification Number)

   Fourth Avenue, Waltham, MA                                           02154
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)

                         1993 Employee Stock Option Plan
                  1997 Key Man Stock Option Plan and Agreement
                  1998 Key Man Stock Option Plan and Agreement
                  --------------------------------------------
                            (Full title of the plan)

                     Craig Newfield, V.P. & General Counsel
                                 Interleaf, Inc.
                                62 Fourth Avenue
                          Waltham, Massachusetts 02154
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (617) 290-0710
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                              Proposed
                                                               Maximum               Proposed              Amount of
  Title of Each Class of                  Amount to be      Offering Price           Maximum              Registration
Securities to be Registered              Registered (1)       Per Share          Aggregate Offering           Fee
                                                                                      Price
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value          1,300,000 shares       $3.15625 (2)          $4,103,125                $1,211
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            725,000 shares          $1.25                $906,250                  $267
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value            225,000 shares         $3.125                $604,688                  $178
----------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                                       $1,656
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) The shares being registered hereunder include 1,300,000 shares that may be issued pursuant to the 1993 Stock Option Plan, 725,000 shares that may be issued pursuant to the 1997 Key Man Stock Option Plan and Agreement and 225,000 shares that may be issued pursuant to the 1998 Key Man Stock Option Plan and Agreement.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h)(1) and (h)(3) under the Securities Act of 1933, on the basis of the average of the high and low and trading prices on the Nasdaq National Market on June 2, 1998.



         This Registration Statement also incorporates by reference herein the Registration Statements on Form S-8, filed with the Securities and Exchange Commission on September 21, 1993 (File No. 33-69068) and October 24, 1997 (File No. 333-38699), relating to 2,100,000 shares of Common Stock, par value $.01 per share, of Interleaf, Inc. (the "Registrant"), issuable upon the exercise of options granted and to be granted under the Registrant's 1993 Employee Stock Option Plan.



                                EXPLANATORY NOTE


         The material which follows, up to but not including the page beginning
Part II of this Registration Statement, constitutes a Prospectus, prepared in accordance with the requirements of Part I of Form S-3, as permitted by General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1997 Key Man Stock Option Plan and Agreement by an affiliate of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

                                   PROSPECTUS

                                 725,000 Shares

                                 INTERLEAF, INC.

                                  Common Stock

This Prospectus relates to the resale of up to 725,000 shares of Common Stock, $0.01 par value per share (the "Common Stock") of Interleaf, Inc. ("Interleaf" or the "Company"), which may be offered from time to time by Mr. Jaime W. Ellertson (the "Selling Shareholder"), for the Selling Shareholder's own account. The shares of Common Stock covered by this Prospectus (the "Shares") are issuable to the Selling Shareholder upon exercise of the non-qualified stock option (the "Option") granted to the Selling Shareholder pursuant to the 1997 Key Man Stock Option Plan between the Company and the Selling Shareholder, dated as of January 10, 1997 (the "1997 Key Man Plan"). All of the shares offered hereunder are to be sold by the Selling Shareholder. The Company will not receive any of the proceeds from the sale of the shares by the Selling Shareholder.

Selling Shareholder may from time to time sell the shares covered by this Prospectus on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution." The Common Stock is traded on the Nasdaq National Market under the symbol "LEAF."

                             ----------------------

   FOR A DISCUSSION OF THE MATERIAL RISKS INVOLVED WITH THE PURCHASE OF THESE
          SECURITIES, PLEASE SEE "RISK FACTORS" COMMENCING ON PAGE 3.

                             ----------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                             ----------------------

                  The date of this Prospectus is June 5, 1998.

                              AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site on the Internet that contains or will contain reports, proxy and information statements and other information regarding the Company at http://www.sec.gov. The Common Stock is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C.
20006.

The Company has filed with the Commission a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement and the exhibits and schedules thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of which may be obtained from the Commission at prescribed rates.

The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the General Counsel of the Company, 62 Fourth Avenue, Waltham, Massachusetts 02154; telephone number (617) 290-0710.

No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.


                                   THE COMPANY

The Company develops and markets software that is used in the creation, management and distribution of documents. The Company's software enables customers to compose, edit, view and print documents, while also facilitating their electronic management, preparation, conversion and distribution. The Company offers its customers an integrated document publishing ("IDP") solution to meet both the needs of the document author and information user. The Company's principal offices are located at 62 Fourth Avenue, Waltham, Massachusetts 02154, and its telephone number is (781) 290-0710.

                                  RISK FACTORS

This Prospectus contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those discussed in the forward looking statements as a result of certain factors, including the factors set forth below and elsewhere in this Prospectus.

The following risk factors should be considered carefully in addition to the other information contained in this Prospectus before purchasing the Common Stock offered hereby.

Fluctuations and Uncertainty of Future Operating Results. The Company's revenues have declined significantly in recent years, and its operating results have fluctuated, as a result of changes in the marketplace for the Company's traditional products, and the aging of its technology. The Company's future operating results are dependent on its ability to develop and market IDP software products and services that meet the changing needs of organizations with complex document publishing requirements. There are numerous risks associated with this process, including rapid technological change in the information technology industry and the requirement to bring to market IDP and web-based applications that solve complicated business needs in a timely manner. To the extent that the Company's traditional complex authoring products have not adopted or fail to adopt to changes in technology, sales of these products may continue to decline.

Year 2000 Compliance. The Company has undertaken a systematic review and planning process concerning the requirements and abilities of its standard products (including embedded third party products) to handle date information and to function appropriately from and after January 1, 2000. The Company intends to discontinue its support of certain products which it considers obsolete, without regard to Year 2000 concerns. Although the Company believes that the effort required to adapt its supported standard products to function appropriately from and after January 1, 2000 will not have a materially adverse impact on the Company's financial performance, currently unforeseen difficulties, delays or requirements could cause this assessment to change. Many of the Company's customers have implemented custom applications which rely on the Company's standard products to operate. The Company does not believe that it has the obligation to modify such applications to function appropriately from and after January 1, 2000. It is possible that unforeseen liabilities may arise with respect to discontinued products or custom applications. To the extent that the Company's traditional complex authoring products are not adapted to address customers' Year 2000 concerns, sales of these products may continue to decline.

The Company has also undertaken a comprehensive evaluation of its internal information systems in order to evaluate any improvements or replacements that may be required in order to address Year 2000 functionality and other operational deficiencies. This review is not complete, and the Company cannot estimate the cost or risk which may be associated with its Year 2000 or other operational issues. The Company expects to have the evaluation and planning process completed, and to begin any necessary corrective action, by the end of the current fiscal year.

Intense Competition. The existing document publishing, electronic distribution, and document management markets in which the Company competes are highly competitive. Many of these competitors are larger and better funded than the Company. The Company competes for sales of its software products on both an individual product basis, and as integrated with consulting services in large IDP solution sales.

Retention of Key Employees, Customers, Vendors and Distributors. Given the reduction in the Company's revenues and employee base over recent periods, and given the current extremely competitive labor conditions, the Company expects to face difficulties in managing and implementing its plans for growth, including without limitation difficulties in attracting and retaining key technical, sales and executive personnel, and difficulties in managing relationships with distributors, vendors, customers and other third parties.

Lengthy Sales and Implementation Cycles. Sales cycles associated with IDP solution sales are long because organizations frequently require the Company to solve complex business problems that typically involve reengineering of their business processes. In addition, a high percentage of the Company's product license revenues are generally realized in the last month of a fiscal quarter and can be difficult to predict until the end of a fiscal quarter. Accordingly, given the Company's relatively fixed cost structure, a shortfall or increase in product license revenue can have a significant impact on the Company's operating results and liquidity.

Markets for Products. The Company markets its software products and services worldwide. Global and/or regional economic factors, currency exchange rate fluctuations, and potential changes in laws and regulations affecting the Company's business could impact the Company's financial condition or future operating results.

Possible Volatility of Share Price. The market price of the Company's Common Stock may be volatile at times in response to fluctuations in the Company's quarterly operating results, changes in analysts' earnings estimates, market conditions in the computer software industry, as well as general economic conditions and other factors external to the Company.

                                 USE OF PROCEEDS

The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholder.


                            SELLING SECURITY HOLDERS

This Prospectus relates to possible sales of the Company's shares of Common Stock by Jaime W. Ellertson, President, CEO and Director of the Registrant (the "Selling Shareholder") to the extent now or hereafter permitted by the rules and regulations promulgated under the Securities Act.

Prior to this offering, the Selling Shareholder held 19,100 shares of Common Stock, plus an option to purchase 725,000 shares under the 1997 Key Man Plan. Only the shares subject to the option granted under the 1997 Key Man Plan are being offered for sale pursuant to this Prospectus. Assuming the sale of all the shares offered hereby are sold, the Selling Shareholder will beneficially own 19,100 shares of Common Stock (less than 1% of the Common Stock outstanding).

                              PLAN OF DISTRIBUTION

         The shares of Common Stock are being sold by the Selling Shareholder for his own account. The Common Stock may be sold or transferred for value in one or more transactions on the Nasdaq National Market, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The Selling Shareholder may effect such transactions by selling the shares of Common Stock to or through broker/dealers, and such broker/dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or the purchasers of the shares of Common Stock for whom such broker/dealers may act as agent. Usual and customary brokerage fees will be paid by the Selling Shareholder.


There can be no assurance that the Selling Shareholder will sell any or all of the shares of Common Stock offered hereunder.

                                MATERIAL CHANGES

On February 12, 1998, Mr. John Lopiano was appointed as a Director of the Company. On February 23, 1998, Mr. Peter Rice was appointed as the Company's Vice President of Finance & Administration, Chief Financial Officer and Treasurer, replacing Robert Langer, who left the Company to pursue other opportunities.



                     INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities offered hereby has been passed upon for the Registrant by Craig Newfield, Esq., General Counsel of the Registrant. On October 15, 1997, Craig Newfield, Vice President and General Counsel of the Registrant, was granted an option to purchase 125,000 shares of Common Stock of the Registrant, at an exercise price of $2.75 per share.



                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, filed with the Securities and Exchange Commission, are incorporated herein be reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended (the "Exchange Act").

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, filed under the Exchange Act with the Securities and Exchange Commission.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c)
14 and 15(d) of the Exchange Act subsequent to the date hereof and, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

PART II  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.


Item 3.  Incorporation of Documents by Reference.

The following documents, filed with the Securities and Exchange Commission, are incorporated herein be reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended (the "Exchange Act").

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Exchange Act subsequent to the date hereof and , prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

The validity of the securities offered hereby has been passed upon for the Registrant by Craig Newfield, Esq., General Counsel of the Registrant. On October 15, 1997, Craig Newfield, Vice President and General Counsel of the Registrant, was granted an option to purchase shares of Common Stock of the Registrant, at an exercise price of $2.75 per share, as disclosed in Mr. Newfield's Initial Statement of Beneficial Ownership of Securities on Form 3 filed with the Securities and Exchange Commission.

Item 6.  Indemnification of Officers and Directors.

         (a) Section 67 of the Massachusetts Business Corporation Law permits indemnification of present and former directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote, or (iv) in the case of officers who are not directors, the Board of Directors, except that no indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Section 67 also provides that the absence of any express provision for indemnification shall not limit any right of indemnification existing independently of such Section.

         (b) Article V of the Registrant's By-laws provides that the Registrant shall, to the extent legally permissible, indemnify each former or present director or officer against all liabilities and expenses imposed upon or incurred by any such person in connection with, or arising out of, the defense or disposition of any action, suit or other proceeding, civil or criminal, in which he may be threatened or involved, by reason of his having been a director or officer; provided that the Registrant shall provide no indemnification with respect to any matter as to which any such person shall be finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. If any such action is disposed of, on the merits or otherwise, without the disposition being adverse to the director or officer and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of the Registrant, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made as of right unless after investigation (a) by the Board of Directors by a majority vote of a quorum of disinterested directors, or
(b) by written opinion of independent legal counsel (who may be regular counsel of the Registrant), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by any interested directors or officers), it shall be determined by clear and convincing evidence that such person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the Registrant. Indemnification may include advancement of expenses of defending an action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under Article V. Article V also provides that the right of indemnification provided therein is not exclusive of and does not affect any other rights to which any director or officer may be entitled under any agreement, statute, vote of stockholders or otherwise. The Registrant's obligation to indemnify under Article V shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage.

         (c) The Registrant has entered into an Agreement to Defend and Indemnify with each of its officers and directors. Pursuant to these agreements, the Registrant has agreed, to the extent legally permissible, to indemnify such persons against all losses (including, without limitation, judgments, fines and penalties) and expenses (including, without limitation, amounts paid in settlement and counsel fees and disbursements) incurred by such person in connection with or as a result of any claim, action, suit or other proceeding, civil or criminal, or appeal related thereto, in which he may be involved by reason of his having been a director or officer or by reason of any action taken or not taken in his capacity as director or officer; provided that no indemnification shall be provided with respect to any matter as to which such person shall not have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant. If any such claim, action, suit or proceeding is disposed of, on the merits or otherwise, without the disposition being adverse to such person, without a plea of guilty or NOLO CONTENDRE and without an adjudication that such person did not act in good faith in the reasonable belief that his action was in the best interests of the Registrant, the director or officer is entitled to indemnification as a matter of right. In all other cases, indemnification shall be made upon a determination that such person's conduct was in good faith and in the reasonable belief that his action was in the best interests of the Registrant by (a) a quorum of disinterested directors, or (b) independent legal counsel (who may be regular counsel of the Registrant), or (c) the holders of a majority of outstanding stock entitled to vote (exclusive of stock owned by an interested directors or officer). Expenses may be advanced by the Registrant prior to any final disposition of any such action upon receipt of an undertaking by the person indemnified to repay such advances if it is ultimately determined that such person is not entitled to indemnification under the Agreement. Such Agreements provide that the right of indemnification provided therein is in addition to any rights to which any person concerned may be entitled by other agreements or as a matter of law, and shall inure to the benefit of the heirs, executors and administrators of the indemnified person. The rights of indemnification provided in such Agreements are in addition to any rights under any insurance policy in effect, provide that to the extent any claim is covered by any such insurance policy, the Registrant will provide coverage after the full coverage of the insurance policy is exhausted or otherwise unavailable.

         (d) Article 6D of the Registrant's Articles of Organization provides that, to the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws permits a corporation to include in its articles of organization a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary as a director, except for (i) any breach of the director's duty of loyalty to the corporation and its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (ii) improper issuances of stock or unauthorized distributions to stockholders, or (iv) any transaction in which the director derived an improper personal benefit.

Item 7.           Exemption From Registration Claimed.

Not applicable.

Item 8.           Exhibits.


         Number         Description
         ------         -----------
         4.1*           Specimen Certificate of Common Stock (filed as Exhibit
                        4(a) to the Registrant's Registration Statement on Form
                        S-1 (File No. 33-5443)).

         4.2*           Rights Agreement between the Registrant and The First
                        National Bank of Boston, as Rights Agent, dated July 15,
                        1988 (filed as Exhibit 4(b) to the Registrant's Report on 8-K, dated July 27, 1988).

         5.1            Legal Opinion of Craig Newfield, Esquire.

         10.1           1997 Key Man Stock Option Plan and Agreement dated January 10, 1997.

         10.2           1998 Key Man Stock Option Plan and Agreement dated February 23, 1998.

         23.1           Consent of Craig Newfield, Esquire (contained in his Opinion filed as Exhibit 5.1).

         23.2           Consent of Ernst & Young LLP, independent auditors.

         24             Power of Attorney (included on the signature page of this Registration Statement).


Item 9.           Undertakings.

The Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

       (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information

--------------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.

required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on June 5, 1998.


                                  INTERLEAF, INC.

                                  By:    /s/ Jaime W. Ellertson
                                     -----------------------------------------
                                         President and Chief Executive Officer

                                POWER OF ATTORNEY

We, the undersigned officers and directors of Interleaf, Inc., hereby severally constitute and appoint Jaime W. Ellertson, Peter J. Rice and Craig Newfield, and each of them acting singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Interleaf, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

    WITNESS our hands and common seal on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                   Title                                                   Date
---------                                   -----                                                   ----
/s/ JAIME W. ELLERTSON                  President and Chief Executive Officer, and Director         June 5, 1998
------------------------                (Principal Executive Officer)
Jaime W. Ellertson


/s/ PETER J. RICE                       Vice President of Finance and Administration, Chief         June 5, 1998
------------------------                Financial Officer and Treasurer
Peter J. Rice                           (Principal Financial and Accounting Officer)


 /s/ FREDERICK B. BAMBER                Director                                                    June 5, 1998
------------------------
Frederick B. Bamber


/s/ DAVID A. BOUCHER                    Director                                                    June 5, 1998
------------------------
David A. Boucher


/s/ RORY J. COWAN                       Chairman of the Board of Directors                          June 5, 1998
------------------------
Rory J. Cowan


/s/ MARCIA J. HOOPER                    Director                                                    June 5, 1998
------------------------
Marcia J. Hooper


/s/ JOHN A. LOPIANIO                    Director                                                    June 5, 1998
------------------------
John A. Lopiano


/s/ GEORGE D. POTTER, JR.               Director                                                    June 5, 1998
------------------------
George D. Potter, Jr.


                                  EXHIBIT INDEX


           Number       Description
           ------       -----------
           4.1*         Specimen Certificate of Common Stock (filed as Exhibit
                        4(a) to the Registrant's Registration Statement on Form
                        S-1 (File No. 33-5443)).

           4.2*         Rights Agreement between the Registrant and The First
                        National Bank of Boston, as Rights Agent, dated July 15,
                        1988 (filed as Exhibit 4(b) to the Registrant's Report on 8-K, dated July 27, 1988).

           5.1          Legal Opinion of Craig Newfield, Esquire.

           10.1         1997 Key Man Stock Option Plan and Agreement dated January 10, 1997.

           10.2         1998 Key Man Stock Option Plan and Agreement dated February 23, 1998.

           23.1         Consent of Craig Newfield, Esquire (contained in his Opinion filed as Exhibit 5.1).

           23.2         Consent of Ernst & Young LLP, independent auditors.

           24           Power of Attorney (included on the signature page of this Registration Statement).


--------------------------
* Not filed herewith. In accordance with Rule 411 promulgated pursuant to the Securities Act of 1933, as amended, reference is made to the documents previously filed with the Commission, which are incorporated by reference herein.


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